UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2026

Entergy Mississippi, LLC

(Exact name of registrant as specified in its charter)

Texas	1-31508	83-1950019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

308 East Pearl Street, Jackson, MS	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (601) 368-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Mortgage Bonds, 4.90% Series due October 2066	EMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 4, 2026, Entergy Mississippi, LLC (the “Company”) entered into an Underwriting Agreement for the sale of $650,000,000 aggregate principal amount of its First Mortgage Bonds, 5.05% Series due April 15, 2036 (the “Bonds”). The sale of the Bonds closed on March 6, 2026. The Bonds were offered pursuant to the Company’s Registration Statement on Form S-3 (No. 333-289302-02), which became effective upon filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.73	Forty-fourth Supplemental Indenture establishing the terms of the Bonds.

5.08	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.

5.09	Opinion of Friday, Eldredge & Clark, LLP with respect to the Bonds.

5.10	Opinion of Wise Carter Child & Caraway, Professional Association with respect to the Bonds.

5.11	Opinion of Husch Blackwell LLP with respect to the Bonds.

23.09	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.08).

23.10	Consent of Friday, Eldredge & Clark, LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.09).

23.11	Consent of Wise Carter Child & Caraway, Professional Association with respect to its Opinion relating to the Bonds (included in Exhibit 5.10).

23.12	Consent of Husch Blackwell LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.11).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Mississippi, LLC
(Registrant)
Date: March 6, 2026

/s/ Barrett E. Green
(Signature) Barrett E. Green Vice President and Treasurer

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